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                                  EXHIBIT 23.1








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               Consent of Ernst & Young LLP, Independent Auditors

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-8) pertaining to the 1995 Stock Option Plan of P.A.M. Transportation Services, Inc. and to the incorporation by reference therein of our report dated February 14, 1996, with respect to the consolidated financial statements and schedule of P.A.M. Transportation Services, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.

                                         ERNST & YOUNG LLP


Little Rock, Arkansas
August 23, 1996